     As filed with the Securities and Exchange Commission on March 27, 2002


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    MBIA Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                   CONNECTICUT
         (State or Other Jurisdiction of Incorporation or Organization)

                                   06-1185706
                        (IRS Employer Identification No.)

                                 113 King Street
                             Armonk, New York 10504
                                 (914) 273-4545

       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                              Ram D. Wertheim, Esq.
                                 General Counsel
                                   MBIA Inc.
                                 113 King Street
                             Armonk, New York 10504
                                 (914) 765-3945

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies To:
                            Nicholas F. Potter, Esq.
                              Debevoise & Plimpton
                                919 Third Avenue
                            New York, New York 10022

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed
                                    Amount                 Maximum
   Title of each Class of            to be                Aggregate               Amount of
Securities to be Registered     Registered(1)(2)       Offering Price(3)     Registration Fee
Senior debt securities..........
Subordinated debt securities....
Preferred stock.................
Common stock....................
TOTAL...........................  $400,000,000           $400,000,000            $32,200(4)

(1) Includes such indeterminate principal amount of senior debt securities, such indeterminate principal amount of subordinated debt securities, such indeterminate number of shares of preferred stock and such indeterminate number of shares of common stock as may from time to time be issued at indeterminate prices. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock which may be issued from time to time upon conversion of or in exchange for preferred stock, senior debt securities or subordinated debt securities issued hereby. No separate consideration will be received for the common stock or preferred stock issuable upon conversion of or in exchange for any such securities registered hereunder.
(2) In United States dollars or the equivalent thereof in one or more foreign denominated currencies or currency units if senior debt securities or subordinated debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by the Company.
(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(4) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 in respect of $350,000,000 of previously unregistered securities registered hereunder. An additional registration fee of $14,750 was paid by MBIA Inc. on July 28, 1998 in connection with an aggregate $50,000,000 of debt securities, preferred stock and common stock registered and not yet sold pursuant to its Registration Statement on Form S-3 (No. 333-60039) which was declared effective on August 7, 1998.

                             ----------------------

    Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to Registration Statement No. 333-60039 previously filed by MBIA Inc. and declared effective on August 7, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MARCH 27, 2002

PROSPECTUS

                                 US $400,000,000

                                    MBIA Inc.

                             Senior Debt Securities
                          Subordinated Debt Securities
                                 Preferred Stock
                                  Common Stock

o By this prospectus, we may offer from time to time up to $400,000,000 of any combination of the securities described in this prospectus.

o We will provide you with the specific terms of the securities we are offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

o We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

o Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ________ __, 2002.

                                TABLE OF CONTENTS

About This Prospectus.....................................................  iii

MBIA Inc..................................................................    1

Use Of Proceeds...........................................................    2

Ratio Of Earnings To Fixed Charges........................................    2

Description Of Debt Securities............................................    3

Description Of Capital Stock..............................................   14

Plan Of Distribution......................................................   16

Legal Matters.............................................................   17

Experts...................................................................   17

Where You Can Find More Information.......................................   18

Incorporation By Reference................................................   18

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                    MBIA INC.

     We are engaged in providing financial guarantee insurance and investment management and financial services to public finance clients and financial institutions on a global basis. Financial guarantee insurance provides an unconditional and irrevocable guarantee of the payment of the principal of, and interest or other amounts owing on, insured obligations when due. We conduct our financial guarantee business through our wholly-owned subsidiary, MBIA Insurance Corporation, which we also refer to as "MBIA Corp." MBIA Corp. is the successor to the business of the Municipal Bond Insurance Association, which began writing financial guarantees for municipal bonds in 1974. MBIA Corp. is the parent of MBIA Insurance Corp. of Illinois, which we also refer to as "MBIA Illinois", and Capital Markets Insurance Corporation, which we also refer to as "CapMAC", both financial guarantee companies that we acquired. MBIA Corp. also owns MBIA Assurance S.A., a French insurance company, which writes financial guarantee insurance in the countries of the European Community. Generally, throughout the text, references to MBIA Corp. include the activities of its subsidiaries, MBIA Illinois, MBIA Assurance S.A. and CapMAC.

     MBIA Corp. has a Triple-A claims-paying rating from Standard and Poor's Ratings Services, which it received in 1974; from Moody's Investors Service, Inc., which it received in 1984; from FitchRatings, Duff & Phelps, which it received in 1995; and from Rating and Investment Information, Inc., which it received in 1998. Obligations which are guaranteed by MBIA Corp. are rated Triple-A primarily based on these claims-paying ratings of MBIA Corp. Both Standard and Poor's and Moody's have also continued the Triple-A rating on guaranteed bond issues of MBIA Illinois and CapMAC. The Triple-A ratings are important to the operation of our business and any reduction in these ratings could have a material adverse effect on MBIA Corp.'s ability to compete and could have a material adverse effect on our business, operations and financial results.

     MBIA Corp. primarily insures obligations which are sold in the new issue and secondary markets, or which are held in unit investment trusts and by mutual funds. It also provides financial guarantees for debt service reserve funds. As a result of triple-A ratings assigned to insured obligations, the principal economic value of financial guarantee insurance to the entity issuing the obligations is the savings in interest costs between an insured obligation and the same obligation on an uninsured basis. In addition, for complex financings and for obligations of issuers that are not well-known by investors, insured obligations receive greater market acceptance than uninsured obligations.

     MBIA Corp. issues financial guarantees for municipal bonds, asset-backed and mortgage-backed securities, investor-owned utilities bonds, bonds issued by highly rated sovereign and sub-sovereign entities and collateralized obligations of corporations and financial institutions, both in the new issue and secondary markets. The municipal obligations that MBIA Corp. insures include tax-exempt and taxable indebtedness of states, counties, cities, utility districts and other political subdivisions, as well as airports, higher education and health care facilities and similar authorities. The asset-backed or structured finance obligations insured by MBIA Corp. typically consist of securities that are payable from or which are tied to the performance of a specified pool of assets that have a defined cash flow. These include residential and commercial mortgages, a variety of consumer loans, corporate loans and bonds and equipment and real property leases.

     We also provide investment management products and financial services through a group of subsidiary companies. These services include cash management, the issuance of municipal investment agreements, discretionary asset management, purchase and administrative services, and municipal revenue enhancement services. MBIA Municipal Investors Service Corporation, which we also refer to as "MBIA-MISC," provides cash management services and investment placement services to local governments and school districts, and other institutional clients, providing those clients with fund administration services. MBIA Investment Management Corp., which we also refer to as "IMC," offers guaranteed investment agreements primarily for bond proceeds to states and municipalities. MBIA Capital Management Corp. performs investment management services for our and MBIA Corp.'s portfolios, for MBIA-MISC, IMC and selected external clients. In 1998, we acquired 1838 Investment Advisors, LLC, which we also refer to as "1838", an investment advisor to equity mutual funds and third party clients.

     MBIA MuniServices Company provides revenue enhancement services and products, including discovery, audit, collections/recovery, enforcement and information services, to state and local governments. We continue to own a majority interest in Capital Asset Holdings GP and some of its affiliated entities, which we collectively refer to as "Capital Asset." Capital Asset was in the business of acquiring and servicing tax liens. We became a majority owner of Capital Asset in December, 1998 when we acquired the interest of Capital Asset's founder. In 1999, we announced that we were exiting the tax lien business. Capital Asset's primary activity today is servicing the three securitizations of tax liens that are insured by MBIA Corp.

     Our principal executive offices are located at 113 King Street, Armonk, New York 10504. The telephone number is (914) 273-4545.

                                 USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus to provide additional capital for our future needs and for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated. Earnings represent consolidated earnings before income taxes and fixed charges. Fixed charges consist of interest and that portion of rental expense deemed representative of the interest factor for such rental expense, and amortization of debt discount and expense. We had no capitalized interest for the periods presented.



                                                           Year Ended December 31
                                                --------------------------------------------
                                                 1997    1998       1999     2000      2001
                                                                                  (unaudited)
                                                ------  ------     ------   ------    -----
     Ratio of earnings to fixed charges(1)       14.1    13.1        7.9     14.0      14.8


     (1) Fixed charges do not include the amount of fixed charges associated with obligations insured by MBIA Corp. All data is adjusted to reflect the mergers with CapMAC and 1838.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue the senior debt securities in one or more series under an indenture, which we refer to as the "senior indenture", dated as of August 1, 1990, as supplemented from time to time between us and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago). We will issue the subordinated debt securities in one or more series under an indenture, which we refer to as the "subordinated indenture," between us and a trustee to be named in the applicable prospectus supplement. Copies of the senior indenture and the form of the subordinated indenture are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

     The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not the summary, which define your rights as debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt securities.

General

     Our debt securities will be direct and unsecured obligations. Our senior debt securities will be unsecured and will rank on a parity with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness to the extent and in the manner set forth in the subordinated indenture. As a holding company with no significant business operations of our own, most of our operating assets are owned by our subsidiaries, and we rely primarily on dividends from those subsidiaries to meet our obligations for payment of principal of and premium, if any, and interest on our outstanding debt obligations. Accordingly, the debt securities will be effectively subordinated to all of the existing and future liabilities of our subsidiaries. In addition, the payment of dividends by our insurance company subsidiary, MBIA Corp., is limited under the applicable insurance laws and regulations of the State of New York.

     The indentures do not limit the aggregate amount of debt securities that we may issue. Unless we state otherwise in the applicable prospectus supplement, the indentures, as they apply to any series of debt securities, do not limit us from incurring or issuing other secured or unsecured debt, whether under either of the indentures or any other indenture that we may enter into in the future or otherwise.

     We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture, or through a resolution of our board of directors or a committee of our board of directors.

     The applicable prospectus supplement or prospectus supplements will describe the following terms of the debt securities:

     o  the title of the debt securities;

o        any limit upon the aggregate principal amount of the debt securities;

o the date or dates on which the principal of the debt securities is payable;

o the rate or rates, if any, at which the debt securities shall bear interest, the dates on which interest will be payable, our right, if any, to defer or extend an interest payment date, or the method of determining any of these;

o the place or places where, subject to the terms of the indenture, the principal of and premium, if any, and interest on the debt securities will be payable;

o        redemption or early payment provisions;

o        sinking fund, amortization or similar provisions;

o authorized denominations if other than denominations of $1,000 and any integral multiple of $1,000;

o if other than in U.S. Dollars, the currency or currencies, including currency unit or units, in which the principal of, and premium, if any, and interest, if any, on the debt securities is payable, or in which the debt securities are denominated;

o any additions, modifications or deletions, in the events of default or covenants of MBIA specified in the indenture relating to the debt securities;

o if other than the principal amount of the debt securities, the portion of the principal amount of debt securities that is payable upon declaration of acceleration of the maturity;

o any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts;

o whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities;

o whether the debt securities will be issued in whole or in part in the form of one or more global securities, as described below under "- Global Debt Securities;"

o        appointment of any paying agent, transfer agent or registrars;

o the terms and conditions of any obligation or right of MBIA to convert or exchange the subordinated debt securities into other securities or at your option;

o in the case of the subordinated indenture, any provisions regarding subordination; and

o any other terms of the debt securities not inconsistent with the provisions of the indentures.

(Section 2.3).

     We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe the United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.

     The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units or the principal of, or premium or interest, if any, on, any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of debt securities and the foreign currency or currency units in the applicable prospectus supplement.

     If we use any index to determine the amount of payments of principal, premium or interest, if any, on any series of debt securities, we will also describe the special federal income tax, accounting and other considerations applicable to the debt securities in the applicable prospectus supplement.

Denominations, Registration, Payment and Transfer

     We expect to issue most debt securities only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount.

     You may present debt securities for exchange as provided above, or for registration of transfer, at the office of the registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the indenture. We will appoint the trustees as registrars under the indentures. We may at any time rescind the designation of any such transfer agent or paying agent or approve a change in the location through which any such transfer agent or paying agent acts. We may at any time designate additional transfer agents or paying agents.

     Neither us nor the trustees will be required to exchange or register a transfer of:

     o any debt securities of any series for a period of 15 days preceding the first mailing of notice of redemption for such series to be redeemed or

     o   any debt securities selected, called or being called for redemption;


except, in the case of any debt security to be redeemed in part, any portion not to be redeemed.

     Unless we state otherwise in an applicable prospectus supplement, we will make payments of principal of, and premium, if any, and interest, if any, on debt securities at the office of the trustee for these debt securities in the City of New York or at the office of the paying agent or paying agents as we may designate from time to time in an applicable prospectus supplement. Unless we state otherwise in an applicable prospectus supplement, we will make payments of any interest on debt securities to the person in whose name the debt security is registered at the close of business on any record date for such interest, except in the case of defaulted interest.

Global Debt Securities

     We may issue all or any part of the debt securities in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. We will identify the depositary holding the global debt securities in the applicable prospectus supplement relating to the offering. We will issue global securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except:

     o   by the depositary to its nominee, or

     o by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

     If we issue a global debt security, the depositary for the global debt security or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by the global debt security to the accounts of persons that have accounts with it. The accounts will be designated by the dealers, underwriters or agents for the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to persons that have accounts with the applicable depositary, who we refer to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global debt security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee for interests of participants and the records of participants for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global debt security.

     So long as the depositary or its nominee is the registered owner of a global debt security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the indenture. Except as provided below, you:

     o will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

     o will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and

     o will not be considered the owner or holder of the debt securities under the indenture.

     We will make principal, premium, and interest payments on global securities to the depositary or its nominee supervising or reviewing any records relating to such beneficial ownership interests. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, immediately will credit participants' accounts with payments with amounts in proportion to their respective beneficial interest in the principal amount of the global debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you as an owner of beneficial interest in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". These payments will be the responsibility of such participants.

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of such series in exchange for the global debt security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of such series represented by one or more global debt securities. If that occurs, we will issue individual debt securities of such series in exchange for the global security.

     Further, you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and any integral multiples of $1,000.

Covenants of MBIA Inc.

     Limitations on Liens. The senior indenture provides that as long as senior debt securities are outstanding, we will not and we will not permit any of our subsidiaries to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for borrowed money which is secured by a mortgage of any nature on any of the present or future capital stock of any restricted subsidiary unless the senior debt securities then outstanding are secured equally and ratably with, or prior to, this other secured debt so long as it is outstanding. (Section 3.6)

     When we use the term "mortgage", we mean any mortgage, pledge, lien, security interest or other encumbrance.

     When we use the term "restricted subsidiary", we mean MBIA Corp. and any successor to all or substantially all of its business, provided that it is a subsidiary. (Section 3.6)

     Limitations on Disposition of Stock of Restricted Subsidiaries. Under the senior and subordinated indentures, so long as debt securities are outstanding, we will not, and will not permit any subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock of any restricted subsidiary except for:

o a sale, transfer or other disposition of any capital stock of any restricted subsidiary to one of our wholly owned subsidiaries;

o a sale, transfer or other disposition of the entire capital stock of any restricted subsidiary for at least fair value, as determined by our board of directors acting in good faith; or

o a sale, transfer or other disposition of the capital stock of any restricted subsidiary for at least fair value, as determined by our board of directors acting in good faith if, following this transaction, we and our subsidiaries would still own more than 80% of the issued and outstanding voting stock of the restricted subsidiary.

(Section 3.7 of the senior indenture; Section 3.6 of the subordinated indenture)

Consolidation, Merger, Sale or Conveyance

     Under the senior indenture and the subordinated indenture, so long as debt securities are outstanding, we will not consolidate with or merge with or into any other corporation or convey, transfer or lease our properties or assets as an entirety or substantially as an entirety to any person, unless:

o the successor or purchaser is a corporation organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia;

o the successor or purchaser expressly assumes, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities and the performance and observance by us of every covenant and condition under the indenture; and

o immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

(Section 9.1)

Events of Default

     Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

o        default for 30 days in the payment of any interest when due;

o default in the payment of principal when due and payable either at maturity, upon any redemption, by declaration or otherwise;

o default for 60 days in the performance of any covenant or warranty in the indenture;

o events of default with respect to our indebtedness, other than our debt securities or non-recourse obligations, in an aggregate principal amount in excess of $10,000,000 which consist of the failure to make any payment at maturity or result in the acceleration of the maturity of our indebtedness;

o        our bankruptcy, insolvency, or reorganization; or

o any other event of default provided in the supplemental indenture or resolution of our board of directors under which a series of debt securities is issued or in the form of debt security for the series.

(Section 5.1)

     We are required to file with the trustee annually a written statement as to the fulfillment of our obligations under the indenture. (Section 3.5)

     Each indenture provides that the trustee may withhold notice to you of any default, except in respect of payment of principal of or premium, if any, or interest on the debt securities, if it considers it in your interest to do so. (Section 5.11)

     Each indenture provides that:

o if an event of default described in either of the first two bullet points in the third preceding paragraph occurs, either the trustee or the holders of 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal and interest accrued, if any, to be due and payable immediately; and

o if an event of default described in the third, fourth or fifth bullet points in the third preceding paragraph occurs, either the trustee or the holders of 25% in aggregate principal amount of all debt securities, or in the case of an event of default described in the third bullet point, all series affected by the event of default, then outstanding may declare the principal of all debt securities, in the case of the third such bullet point, limited to all series affected, then outstanding and any premium or interest accrued, to be due and payable immediately.

     Upon specified conditions, the declaration by the holders of debt securities of any series may be annulled and past defaults which have been cured may be waived:

     o in the case of the first or second bullet points, the holders of a majority in aggregate principal amount of debt securities of the series, by each such series voting as a separate class, then outstanding, and

     o in the case of the third, fourth and fifth such bullet points, by the holders of a majority in aggregate principal amount of the debt securities of all series, in the case of the third such bullet point, limited to all series affected by such default, then outstanding, voting as a single class.

(Section 5.1)

     Prior to a declaration of acceleration of maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of each series voting separately or all series voting as a single class, depending on the nature of the event of default, may waive any event of default, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the debt securities of such series or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each debt security of the series affected.

(Section 5.10)

     Subject to the provisions of each indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the relative indenture at your request, order or direction, unless you have offered the trustee reasonable indemnity. (Section 6.2) Subject to the provision for indemnification, the holders of a majority in aggregate principal amount of the debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Section 5.9)

Defeasance and Covenant Defeasance

     Unless we state otherwise in the applicable prospectus supplement, each indenture provides that, subject to some conditions, we may elect either:

     o to be discharged from our obligations with respect to the debt securities, or

     o to be released from our obligations with respect to the debt securities under Sections 3.6 and 3.7 of the indenture, being the sections of the indenture captioned "Limitations on Liens" and "Limitations on Disposition of Stock of Restricted Subsidiaries,"

upon the deposit with the trustee, or another qualifying trustee, irrevocably in trust for such purpose, of money and/or United States government obligations in an amount which, in the opinion of a nationally recognized firm of independent public accountants delivered to the trustee, would be sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates. (Sections 13.1 through 13.4)

     We refer to the discharge described in the first bullet point in the second preceding paragraph as "defeasance" and to the release described in the second bullet point in the second preceding paragraph as "covenant defeasance."

     Each indenture provides that, to effect defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that defeasance or covenant defeasance, as the case may be, will not cause you to recognize income, gain or loss for federal income tax purposes. In addition, in the case of defeasance, the opinion of counsel must state that a private letter ruling or a revenue ruling to the same effect has been issued by the United States Internal Revenue Service or state that since the date of the indenture there has been a change in the applicable federal income tax law to the same effect. (Sections 13.3 and 13.4)

     The subordinated indenture will not be discharged as described above, if we have defaulted in the payment of principal of, or premium, if any, or interest on any senior debt and that default is continuing or another event of default on the senior debt then exists the senior debt and has resulted in the senior debt becoming or being declared due and payable prior to the date it would have become due and payable.

Modification and Waiver

     Each indenture provides that we may enter into a supplemental indenture or indentures to add to, change or eliminate any of the provisions of the indenture or of any supplemental indentures or to modify your rights if approved in writing signed by the holders of not less than a majority in aggregate principal amount of all outstanding debt securities so affected, voting as one class; provided that the consent of each holder of debt securities so affected is required for any modification or alteration which:

     o extends the final maturity of any debt securities, or reduces their principal amount, or reduces the rate or extends the time of payment of interest, or reduces any amount payable upon their redemption or impairs or affects your right to institute suit for payment;

     o reduces the percentage in aggregate principal amount of holders whose consents are required for any supplemental indenture; or

     o modifies any subordination provision of any series in a manner adverse to the holders of these debt securities.

(Section 8.2)

     The holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series, including the debt securities, voting as one class may waive compliance by us with some covenants contained in each indenture. (Section 3.9)

Subordination Under the Subordinated Indenture

     In the subordinated indenture, we have agreed that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of the senior debt will first be entitled to receive payment in full of principal of, and premium, if any, and interest, if any, on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, and premium, if any, or interest, if any, on the subordinated debt securities.

     If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the subordinated debt securities.

     For the purpose of the subordinated indenture senior debt means the principal of, and premium, if any, and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding, on debt, as defined below, whether incurred on, before or after the date of the subordinated indenture, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that these obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equal in right of payment with, or is subordinated to, the subordinated debt securities.

     However, senior debt does not include:

     o any of our debt which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy code was without recourse to us;

     o   debt to any of our subsidiaries;

     o   debt to any of our employees;

     o   any liability for taxes;

     o   indebtedness or monetary obligations for taxes; and

     o indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business for obtaining of materials or services.

     As used in the preceding paragraph, the term debt means with respect to any person, whether recourse is to all or a portion of the assets of this person and whether or not contingent:

     o        every obligation for money borrowed;

     o every obligation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     o every reimbursement obligation with respect to letters of credit, bankers' acceptances or similar facilities issued for its account;

     o every obligation issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

     o        every capital lease obligation; and

     o every obligation of the type referred to in the four preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have guaranteed or we are responsible or liable for, directly or indirectly, as obligor or otherwise.

     The subordinated indenture places no limitation on the amount of additional senior debt that we may incur. We may from time to time incur additional indebtedness constituting senior debt.

     The subordinated indenture provides that we may change the subordination provisions, relating to any particular issue of subordinated debt securities, prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Conversion or Exchange

     We may convert or exchange the subordinated debt securities of any series into our common stock or other securities. We will state the specific terms and conditions on which we may convert or exchange the subordinated debt securities of any series in the applicable prospectus supplement. These terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at your option, or at our option, and provisions under which the number of shares of our common stock or other securities you will receive, would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Concerning the Trustee

     The senior indenture trustee, Bank One Trust Company, N.A., performs services for us in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

     The following is a summary of the material features of our capital stock. The summary is not complete and is qualified in its entirety by all of the provisions of our restated certificate of incorporation and our by-laws. Those documents are incorporated by reference as exhibits to the registration statement that includes this prospectus, and we encourage you to read them.

     Our authorized capital stock consists of 400,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $1.00 per share. At the date of this prospectus no shares of preferred stock are outstanding. We do not currently have outstanding, and our restated certificate of incorporation does not authorize, any other classes of capital stock.

Common Stock

     The holders of shares of our common stock have no preemptive, redemption or conversion rights. Subject to the preferential rights of any holders of any outstanding series of our preferred stock, each holder of common stock is entitled to receive dividends, if declared by our board of directors, out of funds that we can legally use to pay dividends. In the event of our liquidation, dissolution or winding-up, the holders of common stock will be entitled to share proportionately in the distribution of all of our assets remaining after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled. Each holder of common stock is entitled to one vote per share registered in that holder's name on our books on all matters submitted to a vote of stockholders.

     Our common stock is traded on the New York Stock Exchange under the symbol "MBI." The transfer agent for our common stock is ChaseMellon Shareholder Services, L.L.C.

     We will describe in the applicable prospectus supplement relating to an offering of common stock, terms relevant to the offering, including the number of shares offered, the initial offering price, market price and dividend information.

Preferred Stock

     We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to that series. Our board of directors or a duly authorized committee of our board of directors will adopt a certificate of amendment fixing the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series. We will also describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock, in the prospectus supplement relating to that series of preferred stock. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock that we will set forth in the applicable prospectus supplement will not be complete and will be qualified in its entirety by reference to the certificate of amendment relating to that series.

Provisions of Our Restated Certificate of Incorporation

     Our restated certificate of incorporation requires the approval of at least 80% of the outstanding shares of common stock for the amendment of the provisions which describe the factors our board of directors may consider in evaluating proposed mergers, sales and other corporate transactions. Further, as an insurance holding company, we are subject to state insurance regulations that require prior approval of a change of control. For more information on these regulations, see "Business - Regulation" in our Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in this prospectus and in the registration statement that contains this prospectus. These provisions and regulations may discourage attempts to obtain our control.

     In our restated certificate of incorporation we have elected not to be subject to the provisions of Sections 33-374a through 33-374c of the Connecticut Stock Corporation Act (now Sections 33-840 through 33-842 of the Connecticut Business Corporation Act), which would have imposed stricter requirements for approval of some mergers, liquidations and other business transactions in which we may be involved.

                              PLAN OF DISTRIBUTION

     We may sell the securities described in this prospectus:

     o    to one or more underwriters for public offering and sale by them,

     o    through agents or dealers, or

     o    to investors directly.

We will name any agent or dealer involved in an offer and sale of the securities in the applicable prospectus supplement. If we sell the securities through an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time we reach an agreement for such sale, and the applicable prospectus supplement used by the underwriters to make resales of the securities will set forth:

     o the names of the managing underwriter or underwriters and of any other underwriters,

     o    the respective amounts underwritten, and

     o the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any.

Moreover, unless we state otherwise in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

     We may offer and sell the securities described in this prospectus:

     o   at a fixed price or prices, which may be changed,

     o   at market prices prevailing at the time of sale,

     o   at prices related to market prices prevailing at the time of sale, or

     o   at negotiated prices.

We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions described in any prospectus supplement.

     In connection with sales of the securities described in this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

     We will describe in the applicable prospectus supplement, any underwriting compensation we may pay to underwriters or agents in connection with the offering of the securities described in this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in distributions of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they may receive and any profit they may realize on resales of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

     If a dealer participates in the sale of the securities described in this prospectus, we will sell the securities to such dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will state the name of the dealer and the terms of the transaction in the prospectus supplement relating to that particular offering.

     We may solicit directly offers to purchase the securities and we may make sales of the securities directly to institutional investors or others, who may be deemed to be underwriters under the Securities Act with respect to any resale of the securities. We will state the terms of any direct offers and sales in the applicable prospectus supplements.

     We may or may not list the securities described in this prospectus on a national securities exchange or a foreign securities exchange. Some series of the securities will be new issues and will not have established trading markets. We cannot give any assurances that there will be a market for any of the securities.

     Agents, underwriters and dealers may be our customers, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

                                  LEGAL MATTERS

     Unless we state otherwise in the applicable prospectus supplement, legality of the securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton, New York, New York, and for any underwriters of agents by counsel to be named in the applicable prospectus supplement. Such counsel may rely, as to matters of Connecticut law, upon the opinion of Day, Berry & Howard LLP, One Canterbury Green, Stamford, Connecticut 06901, Connecticut counsel for MBIA Inc.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the Securities and Exchange Commission allow us to omit some of the information about MBIA Inc. In addition, we file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room in Washington, D.C. and at the Commission's regional office in Chicago, Illinois. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Securities and Exchange Commission. The site's address is www.sec.gov.

                           INCORPORATION BY REFERENCE

     The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

     o    Our Annual Report on Form 10-K for the year ended December 31, 2000.

     o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

     o All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this Prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than certain exhibits to those documents. You should direct requests to MBIA Inc., 113 King Street, Armonk, New York 10504, Attention: Ram D. Werthiem, Esq. (Telephone: (914) 273-4545).

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by MBIA Inc., or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of MBIA Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions:

            Registration Fee. ..................               $  32,200.00
            Printing............................                  10,000.00
            Accounting Fees.....................                   4,000.00
            Legal Fees..........................                  35,000.00
            Miscellaneous.......................                   2,800.00
                                                               ------------
                                                               $  80,000.00


Item 15.   Indemnification of Officers and Directors.

     Sections 33-770 trough 33-776 of the Business Corporation Act of the State of Connecticut provide that a corporation shall indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, including attorneys' fees, for actions brought or threatened to be brought against him in his capacity as a director or officer, other than actions brought by or in the right of the corporation, when it is determined by certain disinterested parties that he acted in good faith in a manner he reasonably believed to be in the corporation's best interest (or in the case of conduct not in his official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his conduct was unlawful. The director or officer must also be indemnified when he is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he is fairly and reasonably entitled to be indemnified, and the court approves the amount. In connection with shareholder derivative suits, the director or officer may not be indemnified unless he is finally adjudged (a) to have met the relevant standard of conduct described above and (b) not to have received a financial benefit to which he was not entitled, whether or not he was acting in his official capacity.

     The Company has purchased insurance providing officers and directors of the Company (and their heirs and other legal representatives) coverage against certain liabilities arising from any negligent act, error, omission or breach of duty claimed against them solely by reason of their being such officers and directors, and providing coverage for the Company against its obligation to provide indemnification as required by the above-described statute. The insurance policy has a $200 million aggregate policy limit for any loss or losses during the policy year.

Item 16.   Exhibits and Financial Statement Schedules.




     (a) Exhibits

       1.01.     Form of Underwriting Agreement.*
       4.01.     Specimen stock certificates representing shares of Common Stock, incorporated by reference to
                 Exhibit 4.1 to the Registration Statement on Form S-1, filed with the Commission on May 21,
                 1987 (Registration No. 33-14474).
       4.02.     Senior Indenture, dated as of August 1, 1990, between MBIA
                 Inc.and The First National Bank of Chicago, as Trustee,
                 incorporated by reference to Exhibit 4.01 to MBIA's
                 Registration Statement on Form S-3 (Registration No. 33-33937).

       4.03.     Form of Subordinated Indenture, incorporated by reference to Exhibit 4.04 to the Registration
                 Statement on Form S-3, filed with the Commission on October 29, 1996 (Registration No.
                 333-15003).
       5.01.     Opinion of Debevoise & Plimpton.
       5.02.     Opinion of Day, Berry & Howard LLP.
      12.01.     Computation of Ratio of Earnings to Fixed Charges.
      23.01.     Consent of PricewaterhouseCoopers LLP
      23.02.     Consent of Debevoise & Plimpton (contained in Exhibit 5.01).
      23.03.     Consent of Day, Berry & Howard LLP (contained in Exhibit 5.02).
      24.        Powers of Attorney (included on signature page).
      25.01.     Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the First
                 National Bank of Chicago, as Senior Trustee under the Senior
                 Indenture, incorporated by reference to Exhibit 25.01 to the
                 Registration Statement on Form S-3, filed with the Commission on December 8, 1995 (Registration No. 33-64681).

     25.02.      Statement of Eligibility and Qualification on Form T-1 of the Subordinated Trustee, as Trustee
                 for the Subordinated Indenture.*


Item 17.   Undertakings.

     The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

* To be filed by amendment or by a report on Form 8-K pursuant to Item II-2 601 of Regulation S-K.

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement;

         (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (5) to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act;

         (6) to provide to the underwriter(s) at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter(s) to permit prompt delivery to each purchaser; and

         (7) that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Armonk, New York, on March, 27, 2002.

                                      MBIA Inc.
                                   By: /s/ Joseph W. Brown
                                       --------------------------------------
                                           Joseph W. Brown
                                           mChairman and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ram D. Wertheim and Richard L. Weill, and each of them, his or her true and lawful attorney-in-fact and agent, with full power or substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all capacities, to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



             Signature                                 Title                                    Date
   ---------------------------------       --------------------------                    ----------------
       /s/ Joseph W. Brown                 Chairman, Chief Executive
      ----------------------                  Officer and Director
         Joseph W. Brown                   (principal executive officer)                  March 27, 2002



       /s/ Neil G. Budnick                 Chief Financial Officer
     -----------------------               (principal financial officer)                  March 27, 2002
         Neil G. Budnick





             Signature                                 Title                                    Date
   ---------------------------------       --------------------------                    ----------------
     /s/ Douglas C. Hamilton               Vice President and Controller
     -------------------------
       Douglas C. Hamilton                 (principal accounting officer)                 March 27, 2002


      /s/ David H. Elliott
     -------------------------
        David H. Elliott                   Director                                       March 27, 2002



      /s/ David H. Elliott
     -------------------------
         David C. Clapp                    Director                                       March 27, 2002



       /s/ Gary C. Dunton
     ------------------------
         Gary C. Dunton                    Director                                       March 27, 2002



     /s/ Claire L. Gaudiani
     --------------------------
       Claire L. Gaudiani                  Director                                       March 27, 2002



      /s/ William H. Gray, III
     ---------------------------
      William H. Gray, III                 Director                                       March 27, 2002



      /s/ Freda S. Johnson
     -------------------------
        Freda S. Johnson                   Director                                       March 27, 2002



      /s/ Daniel P. Kearney
     --------------------------
        Daniel P. Kearney                  Director                                       March 27, 2002



     /s/ James A. Lebenthal
     --------------------------
       James A. Lebenthal                  Director                                       March 27, 2002




             Signature                                Title                                    Date
   ---------------------------------       --------------------------                    ----------------
        /s/ John A. Rolls
     -------------------------
          John A. Rolls                              Director                              March 27, 2002
